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                       VIRGINIA ELECTRIC AND POWER COMPANY
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (thousands of dollars)

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


                                             Dec-98          Dec-97          Dec-96        Dec-95        Dec-94
                                             ------          ------          ------        ------        ------
Net Income                                 $  229,873     $  469,114     $  457,304     $  432,844     $  447,144

Add: Income Taxes                             157,298        249,293        243,993        228,785        225,647
                                         -------------------------------------------------------------------------

Total Pretax Net Income                    $  387,171     $  718,406     $  701,297     $  661,629     $  672,791
                                         =========================================================================


Fixed Charges:
   Interest on Long-Term Debt &
     Other Interest                           308,200        305,553        310,308        322,616        299,415
   Pfd Distribution of Affiliate-Gross         10,868         10,868         10,867          3,653              0
   Estimated Interest Factor
     of Rents Charged to Op-
     erating Expenses, Clear-
     ing & Other Accounts                       6,389          8,595          6,291          6,475          7,132
                                         -------------------------------------------------------------------------
Total Fixed Charges                        $  325,457     $  325,015     $  327,466     $  332,744     $   306,547
                                         =========================================================================


                                         -------------------------------------------------------------------------
Earnings as Defined                        $  712,627     $1,043,421     $1,028,764     $  994,373     $  979,339
                                         =========================================================================


Ratio of Earnings to
    Fixed Charges                                2.19           3.21           3.14           2.99           3.19
                                         =========================================================================
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